As filed with the Securities and Exchange Commission on May 4, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aspen Aerogels, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3559972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald R. Young

President and Chief Executive Officer

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sahir Surmeli, Esq.

John T. Rudy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholder named in this prospectus is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated May 4, 2022

PRELIMINARY PROSPECTUS

6,344,585 Shares of Common Stock

This prospectus relates to the offer and sale by the selling shareholder identified in this prospectus, and any of its pledgees, donees, transferees, or other successors in interest, of up to 6,344,585 shares of common stock of Aspen Aerogels, Inc. (the “Common Stock”), which consists of (i) up to 4,552,599 shares of Common Stock issuable upon conversion of Convertible Senior PIK Toggle Notes due 2027 issued to the selling shareholder (the “Notes”) or pursuant to any other term of the Notes, including as a result of any of the payment-in-kind (“PIK”) provisions, and (ii) up to 1,791,986 shares of Common Stock sold to the selling shareholder pursuant to that certain Securities Purchase Agreement, dated as of February 15, 2022 (the “SPA”).This prospectus covers any additional securities that may become issuable by reason of stock splits or dividends.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to a securities purchase agreement and note purchase agreement, as further described in this prospectus. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholder.

The selling shareholder and its pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. Additional information on the selling shareholder, and the times and manner in which it may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling Shareholder” and “Plan of Distribution” in this prospectus.

Our Common Stock is quoted on The New York Stock Exchange under the symbol “ASPN.” On May 3, 2022, the last reported sale price of our Common Stock was $22.78 per share.

Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2022

ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Aspen,” “we,” “us,” and “our” refer to Aspen Aerogels, Inc., a Delaware corporation, and, where appropriate, its direct and indirect subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about: the expected future growth of the market for our aerogel products and our continued gain in market share, in particular in the electric vehicle market, the energy infrastructure insulation market, the lithium-ion battery thermal barrier markets, and other markets we target; our beliefs about the competitive strengths and value propositions of our technology and our products and our ability to gain additional market share and enter into new markets based on those strengths; our expectation that our investment in incremental manufacturing and operating expense will sustain long-term growth in our existing markets and develop new business opportunities; our plans to continue to develop and optimize aerogel products for high-value applications within the sustainable building materials market and our plan to realize revenue from this market; our plans and expectations to partner with industry leaders in the battery and electric vehicle market or such partnerships resulting in products and technologies or otherwise resulting in meaningful financial results; our expectations about the size and timing of awarded business in the EV market, future revenues and profit margins, arising from our supply relationship and contract with automotive original equipment manufacturers, or OEMs, and our ability to win more business and increase revenue in the EV market; our pursuit of high-value opportunities for our aerogel products within different segments of the EV market, the global insulation market, including the sustainable building materials market, and our plans to leverage our aerogel technology platform to develop innovative, aerogel enhanced products for applications in new markets; our plans to focus additional resources to continue to grow our share of the EV market and the energy infrastructure insulation market; the current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on our business; our investments in the electric vehicle market and aerogel technology platform; our pursuit of and the expected greater adoption of our products in the LNG and power generation markets and our expectation that product revenue will be generated in large part by demand for insulation associated with scheduled plant shutdowns, or turnarounds, and other maintenance-related projects; our expectation that our products will be specified during the design phase in a growing number of new plant construction and capital expansion projects and our expectation that we will have an increasing percentage of our products sold for use in capital projects; our expectation that the growth in global energy demand and EV market will result in increased new-build and large capacity expansion projects, driving demand for our aerogel products; our plans to continue our strategy of working with innovative companies to target and penetrate additional market opportunities; our plans to develop strategic partnerships to facilitate market penetration beyond the energy infrastructure and sustainable building materials market, as well as the expected goals and priorities of such strategic partnerships; our belief that an adequate long-term supply of silica-precursors and other raw materials is available and that our plans to reduce reliance on precursors susceptible to significant price fluctuations will be successful; our belief that we can strategically increase our capacity to meet the demand or that we will be able to make such capacity increases in a timely manner; our expectation in our ability to implement lower cost product formulations and realize material purchasing efficiencies; our belief that our portfolio of patents, trade secrets and know-how present a significant barrier to potential new entrants in the production of aerogel blanket insulation; our expectation that we will be successful in enforcing and defending our patents against competitors and that such patents are valid and enforceable, as well as our expectations about the costs and consequences of our current or potential future patent litigation and the potential for additional patent litigation; our belief that our products possess strong competitive advantages over traditional insulation materials, including the superior thermal performance and the thin, easy-to-use and durable blanket form of our products; our belief that we can finance the construction and development of our planned second manufacturing facility in Bulloch County, Georgia with anticipated available credit, cash flows from operations, debt financings, technology licensing agreements, customer prepayments or equity financings; our expectations regarding the investment to open a second manufacturing facility in Georgia

ii

and the anticipated job creation as a result thereof; the anticipated aerogel capacity expansion as a result of the planned second manufacturing facility in Georgia and the expected commencement of production; our belief that our end-use customers will continue to invest in major energy infrastructure projects; our expectation that we will continue to sell our products in the sustainable building materials and other end markets; our expectations that our work with partners will accelerate the commercialization of these carbon aerogel anode materials in the electric vehicle market; our belief that the potential for significant technological innovation in traditional insulation materials is limited and that new high-performance materials will be required to meet evolving market requirements for energy efficient insulation systems; our belief that our aerogel products and manufacturing processes are proprietary and that we can protect our patents, trade secrets and know-how associated therewith; our belief that we can continue to improve the cost efficiency of our manufacturing process, that our current expansion plans offer attractive returns on incremental invested capital, and that we will focus our development efforts on new products and next generation technology with application in new, high value market segments; our belief that we will have opportunities to address additional high value applications in the estimated $3.9 billion global insulation market, and that we are well-positioned to leverage a decade’s worth of research and development to design and commercialize disruptive aerogel products for a wide array of new markets; our belief that our products have the lowest cost on a fully-installed basis or offer significant life-cycle cost savings in energy infrastructure and certain other applications as compared to traditional insulation materials; our plans to continue to expand our global sales force and distribution network to support anticipated growth in customers and demand for our products and our plans to seek to promote greater enterprise-wide utilization of our products by existing end-use customers; our expectations and projections about future revenues, revenue growth, costs, expenses, production volumes, manufacturing productivity, gross profit, profitability, net loss, loss per share and Adjusted EBITDA, sources and uses of cash, liquidity, cash flow, capital requirements and the sufficiency of our existing cash balance and available credit; our expectations that most of our revenue will continue to come from a relatively small number of customers for the foreseeable future; our expectations of long-term revenue growth, with increasing levels of gross profit and improved cash flows from operations and our expectations that we will incur significant capital expenditures related to the expansion of our manufacturing capacity to support this expected long-term growth in demand; our expectation to continue to increase investment in research and development in our efforts to enhance and expand our aerogel technology platform; our expectations about the impact of new accounting pronouncements on our consolidated financial statements and related disclosures; our belief that our experienced and dedicated leadership team will provide us with a competitive advantage in the industry; our belief of our technological and market leadership in aerogels; the expected future development of new aerogel technologies; and our expectations about limitations of net operating losses.

Words such as “may,” “will,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those under the heading “Risk Factors” contained in Item 1A of our Annual Report.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus might not occur. Stockholders and other readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Aspen Aerogels, Inc. or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

iii

PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview of Aspen

We are an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel materials used primarily in the energy infrastructure, building materials and electric vehicle markets. We have provided high-performance aerogel insulation to the energy infrastructure and sustainable building materials markets for more than a decade. We have also recently introduced a line of high-potential aerogel thermal barriers for use in battery packs in the electric vehicle market and other energy storage systems. In addition, we are developing applications for our aerogel technology in the battery materials and a number of other high-potential markets. We believe our aerogel blankets deliver the best thermal performance of any widely used insulation product available on the market today and provide a combination of performance attributes unmatched by traditional insulation materials. Our end-user customers select our products where thermal performance is critical and to save money, improve resource efficiency, enhance sustainability, preserve operating assets, and protect workers.

Our technologically advanced insulation products are principally targeted at the estimated $3.9 billion annual global market for energy infrastructure insulation materials. Our aerogel insulation has undergone rigorous technical validation and is used by many of the world’s largest oil producers and the owners and operators of refineries, petrochemical plants, liquefied natural gas facilities and power generating and distribution assets, such as ExxonMobil, Reliance Industries, PTT LNG, and Royal Dutch Shell. Our products replace traditional insulation in existing facilities during regular maintenance, upgrades and capacity expansions. In addition, our aerogel products are increasingly being specified for use in new-build energy infrastructure facilities.

We introduced our two key aerogel insulation product lines for the energy infrastructure market, Pyrogel® and Cryogel®, in 2008. Pyrogel and Cryogel have undergone rigorous technical validation by industry-leading end-users and achieved significant market adoption. We introduced our aerogel insulation product for the building materials market, Spaceloft®, in 2006. We believe that our long-term record of success positions us for future growth and continued gain in market share in the energy infrastructure and building materials markets.

We have grown our business by forming technical and commercial relationships with industry leaders, which has allowed us to optimize our products to meet the particular demands of targeted market sectors. We have benefited from our technical and commercial relationships with ExxonMobil in the oil refinery and petrochemical sector and with TechnipFMC in the offshore oil sector. We will continue our strategy of working with innovative companies to target and penetrate additional opportunities in the energy infrastructure and sustainable building materials markets.

We are also actively developing a number of promising aerogel products and technologies for the electric vehicle market. We have developed and are commercializing our proprietary line of PyroThin® thermal barriers for use in battery packs of electric vehicles. Our PyroThin product is an ultra-thin, lightweight and flexible thermal barrier designed with other functional layers to impede the propagation of thermal runaway across multiple lithium-ion battery system architectures. Our thermal barrier technology is designed to offer a unique combination of thermal management, mechanical performance and fire protection properties. These properties enable electric vehicle manufacturers to achieve critical battery performance and safety goals.

In addition, we are seeking to leverage our patented carbon aerogel technology to develop industry-leading battery materials for use in lithium-ion battery cells. These battery materials have the potential to increase the energy density of the battery cells, thus enabling an increase in the driving range of electric vehicles.

The Offering

Shares of Common Stock that may be offered by the selling shareholder	Up to 6,344,585 shares, including (i) 4,552,599 shares issuable upon conversion of the Notes or pursuant to any other term of the Notes, including as a result of any of the PIK provisions of the Notes, and (ii) 1,791,986 shares issued to the selling shareholder pursuant to the SPA.

Common Stock outstanding after this offering	40,633,589 shares

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock in this offering. See the section entitled “Use of Proceeds.”

New York Stock Exchange symbol	ASPN

Risk factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 3 of this prospectus, in deciding whether or not to invest in our Common Stock.

Plan of distribution	The selling shareholder and its pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. See the section entitled “Plan of Distribution” beginning on page 8 of this prospectus for a complete description of the manner in which the shares registered hereby may be distributed.

The number of shares of our Common Stock shown above to be outstanding after this offering is based on 33,218,115 shares of our Common Stock issued and outstanding as of December 31, 2021, and excludes:

•	3,567,207 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2021 at a weighted average exercise price of $9.45 per share;

•	350,195 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2021;

•	699,416 shares of our common stock reserved for future issuance under the 2014 Employee, Director and Consultant Equity Incentive Plan as of December 31, 2021; and

•	882,288 shares of our common stock sold and issued pursuant to an at-the-market offering program since December 31, 2021.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC, as updated by our subsequent filings with the SEC under the Exchange Act. If any of the risks set forth in our most recent Annual Report on Form 10-K or subsequent Exchange Act reports actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock offered by this prospectus could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

DESCRIPTION OF THE TRANSACTIONS

Purchase Agreements

On February 15, 2022, we entered into the SPA with Wood River Capital, LLC, an affiliate of Koch Strategic Platforms (the “selling shareholder”) and a note purchase agreement (the “Note Purchase Agreement” and together with the SPA, the “Purchase Agreements”).

Pursuant to the terms of the SPA, we agreed to sell to the selling shareholder an aggregate of 1,791,986 shares of Common Stock at a purchase price equal to $27.902 per share, for aggregate gross proceeds of approximately $50.0 million (the “Common Stock Private Placement”). The Common Stock Private Placement closed on March 28, 2022.

Pursuant to the terms of the Note Purchase Agreement, we agreed to sell to the selling shareholder $100,000,000 in aggregate principal amount of the Notes, convertible into shares of Common Stock (the “Convertible Note Private Placement”). The Convertible Note Private Placement closed on February 18, 2022 and the Notes were issued on such date.

The Notes are governed by a form of indenture (the “Indenture”) incorporated by reference into the Notes. The Notes bear interest at the Secured Overnight Financing Rate (“SOFR”) plus 5.50% per annum if interest is paid in cash (“Cash Interest”), or, if interest is paid in kind (through an increase in the principal amount of the outstanding Notes or through the issuance of additional Notes), at SOFR plus 6.50% per annum (“PIK Interest”). Under the terms of the investment, SOFR has a floor of 1% and a cap of 3%. We can elect to make any interest payment through Cash Interest, PIK Interest or any combination thereof. Interest on the Notes is payable semi-annually in arrears on June 30 and December 30, commencing on June 30, 2022. It is expected that the Notes will mature on February 18, 2027, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the business day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of Common Stock based on an initial conversion rate of 28.623257 shares of Common Stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $34.936625 per share (the “Conversion Price”)), in each case subject to customary anti-dilution and other adjustments (as described in the Indenture). If the closing price per share of Common Stock on the New York Stock Exchange is at least 130% of the Conversion Price for 20 consecutive trading days, we may elect to convert the principal and accrued interest owing under the Notes, plus a make-whole amount equal to the sum of the present values of the remaining interest payments that would have otherwise been payable from the date of such conversion, redemption or repurchase, as applicable, through maturity (the “Make-Whole Amount”), into Common Stock at the Conversion Price. The Notes, including the PIK Interest accrued through maturity, are convertible into an aggregate of up to 4,552,599 shares of Common Stock. The 4,552,599 shares of Common Stock issuable pursuant to the Notes and the 1,791,986 shares of Common Stock issued pursuant to the SPA are collectively referred to herein as the Shares.

The Purchase Agreements require us to prepare and file a registration statement with the SEC within 75 days of the closing of each respective private placement to register the resale of the Shares, and to use commercially reasonable efforts to have such registration statement declared effective within 30 days following the filing of the registration statement if there is no review by the U.S. Securities and Exchange Commission (the “SEC”), or within 120 days following the filing of the registration statement in the event of such a review.

The Purchase Agreements contain customary representations, registration rights, warranties and agreements by us, customary conditions to closing, indemnification obligations by us, including for liabilities under the Securities Act, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the selling shareholder.

The selling shareholder will pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or the services of any other advisor to the selling shareholder incurred by the selling shareholder in connection with the sale of the Shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDER

The Shares being offered for resale by the selling shareholder pursuant to the Form S-3 of which this prospectus forms a part are the Shares issued to the selling shareholder pursuant to the Purchase Agreements. For additional information regarding the issuance of those Shares and our relationship with the selling shareholder, see “Description of the Transactions” above. We are registering the Shares in order to permit the selling shareholder to offer the Shares for resale from time to time.

The table below lists the selling shareholder and other information regarding the beneficial ownership of shares of Common Stock by the selling shareholder. The second column lists the number of shares of Common Stock beneficially owned by the selling shareholder. The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholder. The fourth column lists the shares of Common Stock held by the selling shareholder after completion of this offering. The fifth column lists the percentage ownership held by the selling shareholder after completion of this offering to the extent such percentage exceeds 1% of the total number of shares of Common Stock outstanding at that time. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days of April 30, 2022. The information presented regarding the selling shareholder is based, in part, on information the selling shareholder provided to us in writing specifically for use in this prospectus. Except as described below, to our knowledge, the selling shareholder has not been an officer or director of the Company or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling shareholder questionnaire in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The information below assumes the offer and sale of all of the Shares registered hereby and assumes no further acquisitions or dispositions of Common Stock by the selling shareholder. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

In addition to the assumptions described above, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, the entity named in the table below has sole voting and investment power with respect to its shares of Common Stock. Percentage of beneficial ownership is based on 36,080,825 shares of our Common Stock outstanding as of April 30, 2022.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (to the extent greater than 1%)
Wood River Capital, LLC(1)	4,654,311	6,344,585	—	—

(1)

The number of securities shown as beneficially owned by Wood River Capital, LLC, or Wood River, prior to this offering consists of (i) 2,862,326 shares of Common Stock, which is the minimum number of shares that Wood River is entitled to receive upon conversion of the Note based on a conversion price of $34.936625 per share and (ii) 1,791,986 shares of Common Stock. See “Description of the Transactions” for a description of the terms of the Convertible Note Private Placement. The maximum number of securities to be sold in this offering as shown in this prospectus includes common shares issuable pursuant to the PIK provisions of the Notes. Wood River is a subsidiary of SCC Holdings LLC, or SCC Holdings, and SCC

Holdings is a subsidiary of KIM, LLC, or KIM. KIM is a subsidiary of Koch Investments Group, LLC, or KIG, and KIG is a subsidiary of Koch Investments Group Holdings, LLC, or KIGH. KIGH is a subsidiary of Koch Industries, Inc., or Koch Industries. Koch Industries, SCC Holdings, KIM, KIG, and KIGH may be deemed to beneficially own the shares of Common Stock held by Wood River by virtue of their ownership of Wood River. Wood River’s principal address is 4111 E 37th St N, Wichita, Kansas 67220.

PLAN OF DISTRIBUTION

We are registering the Shares issued pursuant to the Purchase Agreements to permit the resale of these Shares by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the Shares.

The selling shareholder, which, as used herein, includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for the Common Stock.

The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best effort basis;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it, from time to time, under this prospectus. The selling shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Common Stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions it assumes. The selling shareholder may also sell shares of Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. If the selling shareholder effects certain transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling shareholder or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling shareholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agent from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than this prospectus, provided that it meets the criteria and conform to the requirements of that rule. Registration of the Shares covered by this prospectus does not mean that any shares of the Common Stock will be offered or sold.

The selling shareholder may engage in at-the-market offerings and offer the Common Stock into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market-offerings will be described in the prospectus supplement relating thereto.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit it earns on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If at the time of any offering made under this prospectus, a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M promulgated under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the selling shareholder to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the date on which all of the shares included in the registration statement have actually been sold.

We will pay all expenses of the registration of the Shares pursuant to the Purchase Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

The validity of the Shares registered hereunder has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Aspen Aerogels, Inc. as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus, which constitutes a part of a registration statement on Form S-3 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Common Stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain a website at http://www.aerogel.com with information about our company and through which you may access these materials and other filings with the SEC free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the SEC. Except for the documents incorporated by reference as described below under “Incorporation of Certain Documents by Reference”, information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and any information that we file with the SEC subsequent to this prospectus and prior to the termination of the offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2022 that are deemed “filed” with the SEC under the Exchange Act;

•	Our Current Reports on Form 8-K filed January 3, 2022, January 4, 2022, January 13, 2022, February 17, 2022, February 18, 2022, March 16, 2022, March 29, 2922, April 1, 2022 and April 29, 2022; and

•

The description of our common stock contained in our registration statement on Form 8-A12B filed June 6, 2014, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available through the SEC’s website at www.sec.gov.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Aspen Aerogels, Inc., Attn: Investor Relations, 30 Forbes Road, Building B, Northborough, MA 01532, (508) 691-1111. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$13,112.65
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$27,500.00
Miscellaneous	$9,387.35

Total	$150,000.00

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Restated Certificate of Incorporation and Restated Bylaws. Our restated certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by Delaware law. Our restated certificate of incorporation and restated bylaws also provide that we will indemnify and advance expenses to any of our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature. We will repay certain expenses incurred by a director or officer in connection with any civil, criminal, administrative or investigative action or proceeding, including actions by us or in our name. Such indemnifiable expenses include, to the maximum extent permitted by law, attorney’s fees, judgments, fines, ERISA excise taxes, penalties, settlement amounts and other expenses reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest.

Indemnification Agreements. We have entered into indemnification agreements with each of our non-employee directors and with certain officers. These agreements provide that we will, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any investigation, action or proceeding, including any action by us arising out of such person’s services as our director, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insurance Policies. We have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, restated bylaws, indemnification agreements, indemnity agreement, or law.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(1) The information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(2) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
3.1	Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 18, 2014.		Form 8-K (Exhibit 3.2)	6/19/14	001-36481

3.2	Restated Bylaws of Aspen Aerogels, Inc.		Form 8-K (Exhibit 3.3)	6/19/14	001-36481

4.1	Form of common stock certificate.		Amendment No. 1 to Form S-1 (Exhibit 4.1)	5/14/14	333-195523

4.2	Description of Securities.		Form 10-K (Exhibit 4.3)	3/6/20	001-36481

4.3	Form of Note (including Indenture incorporated by reference therein).		Form 8-K (Exhibit 4.1)	2/17/22	001-36481

10.1	Note Purchase Agreement, dated February 15, 2022, by and between the Company and the purchaser identified therein.		Form 8-K (Exhibit 10.1)	2/17/22	001-36481

10.1	Securities Purchase Agreement, dated February 15, 2022, by and between the Company and the purchaser identified therein.		Form 8-K (Exhibit 10.2)	2/17/22	001-36481

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.	X

23.1	Consent of KPMG LLP.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X

24.1	Powers of Attorney (included on signature page to this registration statement).	X

107	Calculation of Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northborough, Massachusetts, on May 4, 2022.

ASPEN AEROGELS, INC.

By:	/s/ Donald R. Young
Donald R. Young
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Aspen Aerogels, Inc., hereby severally constitute and appoint Donald R. Young, and John F. Fairbanks, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them or him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald R. Young Donald R. Young	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2022

/s/ Ricardo C. Rodriguez Ricardo C. Rodriguez	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2022

/s/ William P. Noglows William P. Noglows	Director (Chairman)	May 4, 2022

/s/ Rebecca B. Blalock Rebecca B. Blalock	Director	May 4, 2022

/s/ Robert M. Gervis Robert M. Gervis	Director	May 4, 2022

/s/ Steven R. Mitchell Steven R. Mitchell	Director	May 4, 2022

Signature	Title	Date

/s/ Mark L. Noetzel Mark L. Noetzel	Director	May 4, 2022

/s/ Richard F. Reilly Richard F. Reilly	Director	May 4, 2022